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                                                                    EXHIBIT 99.3

                                      PROXY
                             SOLICITED ON BEHALF OF
                            THE BOARD OF DIRECTORS OF
                            BIG FOOT FINANCIAL CORP.
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                               ____________, 2002

    The undersigned appoints George M. Briody, F. Gregory Opelka and Joseph J. Nimrod, and each of them as proxies and attorneys-in-fact, with full power of substitution, to act as proxies for the undersigned, and to vote all shares of common stock of Big Foot Financial Corp. ("Big Foot") which the undersigned is entitled to vote at the annual meeting of the shareholders of Big Foot to be held at the Crowne Plaza Chicago North Shore, located at 510 East Route 83, Mundelein, Illinois at ___ a.m., local time, on _________, 2002, and at any adjournments or postponements thereof as marked on the reverse side:

    This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted FOR each of the proposals listed. If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

    The undersigned hereby acknowledges receipt from Big Foot prior to the execution of this proxy of a Notice of Annual Meeting of Shareholders and proxy statement dated ____________, 2002, and the 2002 Annual Report to Shareholders.

    PLEASE MARK THIS PROXY AND SIGN AND DATE IT ON THE REVERSE SIDE HEREOF AND RETURN IT IN THE ENCLOSED ENVELOPE.

         SEE REVERSE SIDE                                SEE REVERSE SIDE

                  (Continued and to be signed on reverse side.)

    1. Approval of the principal terms of the Agreement and Plan of Reorganization, dated July 19, 2002, by and between Big Foot and Midwest Banc Holdings, Inc. ("Midwest"), which provides for the merger of Big Foot with and into Midwest.

  {    }  For                   {    }  Against                {    }  Abstain

    2. Election of Stephen E. Nelson and Timothy L. McCue to serve as directors on the board of directors of Big Foot until the consummation of the merger or, if the merger is not consummated, for a three-year term expiring at the 2005 annual meeting of shareholders and until their successors are elected and have been qualified.

                 {    }  For                   {    }  Withhold

INSTRUCTION: TO WITHHOLD AUTHORITY to vote for any individual nominee, write that nominee's name in the space provided:



    3. Ratification of the appointment of KPMG LLP as the independent public accountants for the fiscal year ending June 30, 2003, if the merger is not consummated, or for any shorter period of time as may be called for or deemed necessary by Big Foot.

  {    }  For                   {    }  Against                {    }  Abstain


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    4. In their discretion, the proxies are authorized to vote on such other business as may properly come before the annual meeting or any adjournments or postponement of the annual meeting.

  {    }  For                   {    }  Against                {    }  Abstain


    THE PROXIES AND ATTORNEYS, AND EACH OF THEM, WITHOUT HEREBY LIMITING THEIR GENERAL AUTHORITY, ARE AUTHORIZED PURSUANT TO THE AUTHORITY GRANTED IN PARAGRAPH 4 TO VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT WITH RESPECT TO ALL MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF BUT WHICH ARE NOT KNOWN TO THE BOARD OF DIRECTORS AT THE TIME OF SOLICITATION OF THIS PROXY. IN THEIR DISCRETION, EACH OF THE ABOVE-NAMED PROXIES IS AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS INCIDENT TO THE CONDUCT OF, OR AS MAY PROPERLY COME BEFORE, THE ANNUAL MEETING OF SHAREHOLDERS.

         Your vote is important. Accordingly, even if you plan to attend the annual meeting, please date the Proxy and sign your name exactly as it appears on this proxy. If shares are held by joint tenants or as community property, both should sign. Persons signing in a fiduciary capacity should so indicate. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by president, or authorized officer. If a partnership, please sign in partnership name by authorized person. Please promptly return this Proxy to Big Foot in the enclosed envelope

Signature(s)                                      Dated                   , 2002
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Signature(s)                                      Dated                   , 2002
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